Exhibit 3.1

CERTIFICATE OF FORMATION

OF

YIELDSTREET ALTNOTES LLC

This Certificate of Formation of YIELDSTREET ALTNOTES LLC (the “Company”), dated as of January 2, 2019, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

1.           The name of the limited liability company formed hereby is:

YIELDSTREET ALTNOTES LLC

2.           The address of the registered office of the Company in the State of Delaware is:

c/o Vcorp Services, LLC 1013 Centre Road Suite 403-B Wilmington, DE 19805 New Castle County

3.           The name and address of the registered agent for service of process on the Company in the State of Delaware are:

Vcorp Services, LLC 1013 Centre Road Suite 403-B Wilmington, DE 19805 New Castle County

This Certificate of Formation shall be effective at 11:59 p.m. (Eastern Time) on January 3, 2019.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Ivor Wolk
IVOR WOLK
Authorized Person